                                                                    EXHIBIT 4.29
                                                           [English Translation]

                          AGREEMENT FOR OUTSOURCING OF
                       TELECOMMUNICATION CENTER MANAGEMENT

Hanaro Telecom Inc. (hereinafter referred to as "Hanaro") and Hanaro Realty Development & Management Co., Ltd. (hereinafter referred as "Hanaro Realty") hereby enters into this Agreement for Outsourcing of Telecommunication Center Management on the following terms and conditions for the outsourcing by Hanaro to Hanaro Realty of the management of the telecommunication center facilities.

ARTICLE 1 (BASIC PURPOSE OF TELECOMMUNICATION CENTER FACILITIES MANAGEMENT)

Hanaro Realty shall do its best to achieve the basic objectives of managing the telecommunication center facilities as follows:

1. Through smooth operational preservation of the telecommunication center facilities, prevent the various accidents and disasters that may occur

2. Extend the asset life of common facilities through continuous operational preservation of the telecommunication center facilities

3. Establish a of system to respond promptly and effectively in times of emergency

ARTICLE 2 (SUBJECT OF OUTSOURCED MANAGEMENT)

1. The subject matters that Hanaro Realty shall manage under this Agreement are as follows:

    A.   Electric field

         (1)  Inspection and repair management of rectifier

         (2)  Inspection and repair management of UPS

         (3)  Inspection and repair management of inverter

    B.   Mechanical field

         (1)  Inspection and repair management of air conditioner

         (2) Inspection and repair management of anti-temperature and anti-humidifier

         (3)  Inspection and repair management of humidifier

         (4)  Inspection and repair management of air cleaner

    C.   Fire facility: Inspection and repair management of NAF-III

    D. Other facility: Incidental facility No. 1, 2 and 3 in computer room and telecommunication mechanical room

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    E.   Other facility requested for outsourced management by Hanaro

2. As the number of Hanaro's company buildings increase, the telecommunication center facilities that Hanaro Realty has to manage increases, and the overall matters that may occur including the adjustment of service charge and others shall be determined by agreement between the parties.

3. In the event of Clause 2, the provisions of Article 5 of this Agreement shall apply with respect to the decision and payment of service charge and the unit price per KVA specified in the Special Terms of Agreement shall apply.

4. Hanaro Realty shall prepare the "Basic Plan for Annual Management of Telecommunication Center Facilities" based on the management scope under Clause 1 and submit it within the period requested by Hanaro.

5. For the matters not specified under Clause 1, Hanaro Realty shall prevent defects on various telecommunication center facilities and actively seek the matters needed to improve the work, and report to Hanaro and seek advice for actions to take.

ARTICLE 3 (TERM OF AGREEMENT)

The period of this Agreement shall be from January 1, 2003 to December 31, 2003 and, unless a party notifies its intention to terminate the Agreement in writing 30 days prior to the expiration of the agreement, it shall automatically be extended for one year thereafter.

ARTICLE 4 (SUBCONTRACTING)

Following the need for managing the telecommunication center facilities, Hanaro Realty may subcontract a third party for some of the management works. In this case, Hanaro Realty shall notify Hanaro within 10 days from entering into the agreement for the details of subcontracting.

ARTICLE 5 (SET-OFF OF SERVICE CHARGE AND PAYMENT)

1. The service charge shall be determined by applying the unit price per KVA on the total facility capability, and shall have the unit price and total amount stated in the attached "Special Terms of Agreement" and the details shall be attached separately.

2. On the service charges for additional outsourced management not included in the management scope under Clause 1, Hanaro Realty shall present the details to Hanaro and, if Hanaro approves it, Hanaro Realty shall request it by including such charges in the service charge under Clause 3.

3. Pursuant to Clause 1, Hanaro Realty shall issue a tax statement on the 15th of each month and request for the monthly service charge, and if Hanaro has no objection to such requested amount, Hanaro shall pay the amount before the 20th day of the next month.

4. The expenses incurred in the temporary outsourced work that Hanaro Realty performs under a separate request of Hanaro not included in Clause 1 or Clause 2 shall be requested in compliance with Clause 3 and it shall be paid accordingly.

5. In the event of having a change in management scope and quantity during the business year, the service charge may be discussed and adjusted.

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6.  In the event that the service performance required for telecommunication center facilities is inefficient while Hanaro Realty is performing the outsourced management works, Hanaro may deduct the applicable amount from the monthly service charge and pay the difference.

7. For the settlement amount of the previous Clause, it may be paid by adding or subtracting from the service charge of the next month.

ARTICLE 6 (REDUCTION OR RECOVERY OF CONTRACTED AMOUNT)

1. When there is an error or mistake in determining the Agreement amount after entering into the Agreement or even after performing the Agreement, Hanaro may deduct or recover the initial Agreement amount for the applicable amount.

2. In the event of a need for recovery under Clause 1, Hanaro may deduct the money from the other payment to be made to Hanaro Realty, and when there is no other payment to be made, Hanaro Realty shall directly pay to Hanaro upon receipt of notice to return.

3. When Hanaro Realty has an objection on the reduced amount or return notice under Clause 1 or Clause 2, it shall apply for objection in writing to Hanaro within 7 days from the date receiving the notice. If there is no objection within such period, Hanaro Realty shall be deemed as having no objection.

ARTICLE 7 (OBLIGATION TO COOPERATE)

Hanaro may frequently check or instruct the matters related to the telecommunication center facilities of Hanaro Realty and Hanaro Realty shall cooperate with this.

ARTICLE 8 (RESPONSIBILITY OF MANAGEMENT AND DAMAGE COMPENSATION)

1. When there is an accident arising from the service performance, Hanaro Realty shall make a prompt response to prevent the expansion of damages and accidents and immediately report to Hanaro.

2. In the event that Hanaro Realty violates applicable laws and regulations and breaches this Agreement and causes losses to a third party, it shall bear all civil and/or criminal liability.

3. In the event Hanaro Realty subcontracts the management of a part of the telecommunication center facilities to a third party pursuant to Article 4, any liability arising under Clause 1 or Clause 2 of this Article shall be jointly borne by Hanaro Realty and the sub-contractor.

ARTICLE 9 (NO ASSIGNMENT)

Hanaro Realty shall not assign nor provide for collateral its rights under this Agreement.

ARTICLE 10 (IMMUNITY)

Hanaro shall not take any responsibility for the problems under applicable laws including the Labor Standard Act and others for the life, body and/or property loss of Hanaro Realty or its employees.

ARTICLE 11 (KEEPING OF DOCUMENT)

1. Various documents newly drafted during the performance of the telecommunication center facilities under this Agreement shall belong to Hanaro.

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2.  In the event that Hanaro Realty discloses the various documents or leaks confidential information thereto and incurs damages to Hanaro, Hanaro Realty shall bear all civil and/or criminal liability.

ARTICLE 12 (PROVIDING THE OFFICE FOR MANAGEMENT)

Hanaro shall provide an office, storage and other tools for the building management that Hanaro Realty is to use as Hanaro determines in its discretion, and Hanaro may adjust such provision as necessary.

ARTICLE 13 (AMENDMENT OF AGREEMENT)

1. In the event that the provisions of this Agreement require adjustment or change for management purpose and operation of Hanaro and Hanaro Realty, or generally needs to be amended, it may be amended by mutual agreement even during the period of this Agreement.

2. In the event of an amendment under Clause 1, the Agreement may be amended by executing an Addendum to the Agreement or its equivalent legitimate procedure.

ARTICLE 14 (INTERPRETATION)

When there is a question on the interpretation of the provision of this Agreement, it shall be resolved by reference to applicable laws or commercial custom or by agreements between Hanaro and Hanaro Realty.

To Witness the above Agreement, two sets of Agreement have been prepared, and after Hanaro and Hanaro Realty have signed both sets, each shall keep a set.

_______________, 2003

[SEAL AFFIXED]
Hanaro Telecom, Inc.
1445-3 Seocho-dong, Seocho-gu, Seoul
Hanaro Telecom, Inc.
CEO: Shin Yun-sik

[SEAL AFFIXED]
Hanaro Realty Development & Management Co., Ltd.
470-9 Sindaebang-dong, Dongjak-gu, Seoul
Hanaro Realty Development & Management Co., Ltd.
CEO: Lim Yong-sam

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                           SPECIAL TERMS OF AGREEMENT

1. The work scope of Hanaro Realty following Article 2 shall be the inspection areas and the facility status requesting the outsourced management of Hanaro.

2.  The unit price per KVA following Article 5 shall be determined as follows.

----------------------------------------------------------------------------------------
Facility capability                        Total annual contract
      (KVA)            Unit Price (won)        amount (won)         Monthly amount (won)
----------------------------------------------------------------------------------------
    10,092.4                201,104            2,029,622,009             169,135,167
----------------------------------------------------------------------------------------

    * The repair work, expandable goods, and oil and fuel costs excluded from the unit price per KVA are settled in actual price.

3. In the "Basic Plan for Annual Management of Telecommunication Center Facilities" of Clause 4 of Article 2 shall include the followings.

    A.   General status

    - Status of managing person arrangement, work division of managing personnel, work scope and flow chart

    B.   Past performances and business plan for this year

    C.   Operation and preservation plan

    - Recovery system of telecommunication center facilities, education plan, inspection standard per equipment in times of emergency

    D.   Necessary plan for telecommunication center facilities management

4. Hanaro Realty shall submit to Hanaro within the period prescribed on Clause 3 of Article 3 for the monthly/quarterly/yearly work reports that include the information on the following:

    A.   Facility status: Equipment and facility status

    B.   Personnel management status: Employee and service personnel status

    C. Repair and maintenance expense status: Repair and maintenance plan per each period and enforcement status

    D. Other summarized reports on the performance of the telecommunication center facilities management

Attachment: 1. Work Division and Expense Payment - 1 copy. End.

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WORK DIVISION AND EXPENSE PAYMENT

1.       WORK DIVISION

----------------------------------------------------------------------------------------------------------------------------
                                                                                   Work Classification
                                                                                   -------------------
Classification                                       Content                       Consignor  Trustee           Remark
----------------------------------------------------------------------------------------------------------------------------
Management          Setting management      * Basic management plan
                    plan                    * Precise inspection plan
                                            * Analysis and report of work
                                            performance
                                            * Repairing plan
                    --------------------------------------------------------------------------------------------------------
                    Management operation    * Budget and accounting
                                            * Emergency recovery training plan
                                            and implement
                    --------------------------------------------------------------------------------------------------------
                    Management standard     * Telecommunication center facilities                        * Maintaining the
                    setting and             standard setting and performance                             temperature and
                    performing              - Power facility                                             humidity
                                            - Environment facility
                                            - Fire extinguishing facility
                                            * Subcontract and outsourcing
                                            management
                                            * Construction management
                    --------------------------------------------------------------------------------------------------------
                    Surplus management      * Taxes and dues
                                            - Association fees
                                            - Property tax
                                            - License tax
                                            - Business premise tax
                    --------------------------------------------------------------------------------------------------------
                    Material management     * Material supply plan                                       Inspection and
                                            * Material purchase and proceed                              invetory check
                                            payment
                                            * Material management
                    --------------------------------------------------------------------------------------------------------
                    Data management         * Drawing management
                                            * Manual management
                                            * License/permit document management
                    --------------------------------------------------------------------------------------------------------
                    Contract management     * Subcontract and performance                                Inspection and
                                            management                                                   maintenance
                                            * Defect processing                                          management
                                            * Proceed payment
                                            * Outsourcing contract management
                    --------------------------------------------------------------------------------------------------------
                    General management      * Equipment card management
                                            * A/S application and processing
                                            * A/S and facility management
                                            analysis
                                            * Tools, expandable goods, fixture
                                            purchase/management
----------------------------------------------------------------------------------------------------------------------------
Telecommunication   Electricity             * Operating monitor for transformer                          * Limited to the
Center Facilities                           and voltage control                                          consigned assets
                                            * Emergency power (generator)
                                            * Regular inspection and repairing
                                            of electric facility
                                            * Facility management of rectifier
                                            * Facility management of UPS,
                                            inverter
                                            * Management of reserve power
                                            (charger)
----------------------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------------------
                    Environment             * Heating and cooling, humidifier,                           * Limited to the
                                            air cleaner management                                       consigned assets
                                            * Measuring the temperature and
                                            humidity and calculating the cooling
                                            load
                    --------------------------------------------------------------------------------------------------------
                    Fire-extinguishing      * Management of NAFS-III Package                             * Separate gas
                                            * Checking on fire extinguishing                             * Building related
                                            facility
                    --------------------------------------------------------------------------------------------------------
                    Inspection and          * Initial facility capacity review                           * Discharge of
                    Maintenance             and work                                                     charger, UPS test
                                            * Facility plant test and acquisition
                                            test
                                            * Precise inspection and equipment
                                            supplement
                                            * Facility capacity confirmation and
                                            maintenance and repair
                                            * Load increase in operation and
                                            review facility capability
                                            * Emergency measure and recovery in
                                            having the facility impediment
----------------------------------------------------------------------------------------------------------------------------
Construction        Construction work       * Annual construction plan                                   * Classification
management                                  * Review and approval of maintenance                         of construction and
                                            work                                                         repair is determined
                                            * Approval request for maintenance                           in advance by mutual
                                            work                                                         stipulation
                                            * Construction supervision
                                            * Construction company access
                                            * Construction company safety
                                            management
                                            * Defect processing
----------------------------------------------------------------------------------------------------------------------------
Other Management    Government affairs      * Work performance and report
                                            submission on government
                                            * Processing government complaints
                                            * Government affairs
                                            - Legal qualification, appointment,
                                            dismissal
                                            - Other government affairs
----------------------------------------------------------------------------------------------------------------------------

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2.       PAYMENT OF EXPENSES

--------------------------------------------------------------------------------------------------------------
                                                                  Work Classification
                                                                  -------------------
Classification                       Contents                     Consignor  Trustee            Remark
--------------------------------------------------------------------------------------------------------------
Travel and          * Domestic business trip
transportation      * Others
expense
--------------------------------------------------------------------------------------------------------------
Telecommunication   * Tel. charge for checking
expense             * Other
--------------------------------------------------------------------------------------------------------------
Water and           * Electricity charge (fuel for generator)
utilities           * Other
--------------------------------------------------------------------------------------------------------------
Taxes and dues      * Taxes and dues
                    - Fire, gas & operation compensation
                    insurance
                    - Other insurance premium
                    - Association fees
                    - License tax
                    - Stamp tax
--------------------------------------------------------------------------------------------------------------
Lease payment       * Building and others                                               * Area used
                    * Equipment and fixture, etc.                                       * Limited to the owned
                    * Other                                                             portion
--------------------------------------------------------------------------------------------------------------
Repair and          * Construction expenses for facility repair                         * Expenses separate
maintenance         and improvement                                                     * Separate outsourcing
expense             - Ordering and replacement work                                     and cost separate
                    - Subcontract and outsourcing                                       * Expenses separate
                    - Other
                    * Facility repair and maintenance Materials
                    - Expandable repair material
                    - Other
--------------------------------------------------------------------------------------------------------------
Printing expense    * Printing expense for forms including
                    management ledger
                    * Other
--------------------------------------------------------------------------------------------------------------
Payment fees and    * Various survey and research fees                                  * Separate outsourcing
transportation      * Special area security service charge                              * Separate outsourcing
and storage         * Waste disposal fees
expenses            - General waste processing fee
                    - Special waste processing fee
                    * Facility related transportation or storage
                    fee
--------------------------------------------------------------------------------------------------------------
Vehicle management  * Gas and oil cost
expense             * Maintenance and management expense
                    - Vehicle lease charge
                    - Automobile exemption following vehicle
                    insurance
                    - Vehicle repair expense including
                    expandable goods
                    - Other maintenance and management expense
                    and others
--------------------------------------------------------------------------------------------------------------
Expandable goods    * Expandable goods for office and for                               * Cost separate
                    computer
                    - Expandable goods for office and computer
                    - Expandable goods for managing the trust
                    asset
                    - Other
                    * Expandable goods for facility management                          * Cost separate
                    - Expandable goods for inspection
                    - Cost not included on the above
                    - Other
--------------------------------------------------------------------------------------------------------------
Outsourcing         * Service charge for UPS, INV inspection
--------------------------------------------------------------------------------------------------------------

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
--------------------------------------------------------------------------------------------------------------
expenses            * Generator repairing work
                    * Other
--------------------------------------------------------------------------------------------------------------
Tools and           * Tools and fixtures
depreciation        - Tools for management
expense             - Measurer for management
                    - Fixture for management
                    - Other
--------------------------------------------------------------------------------------------------------------

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